UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 5, 2015

NEUROKINE PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

British Columbia	333-161157	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1275 West 6th Avenue, Vancouver, British Columbia, Canada	V6H 1A6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (604) 805-7783

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02 Appointment of Certain Officers and Directors; Departure of Certain Officers and Directors

On February 5, 2015, we accepted the resignation of Dr. Ahmad Doroudian as our President and Chief Executive Officer. Dr. Doroudian will remain a director and serve as Chairman of the Board. Dr. Doroudian’s resignation was not the result of any disagreements with our company regarding our operations, policies, practices or otherwise.

Also on February 5, 2015, we accepted the resignation of Dr. Hamid Doroudian as a director of our company. Dr. Doroudian’s resignation was not the result of any disagreements with our company regarding our operations, policies, practices or otherwise.

On February 5, 2015, Dr. BJ Bormann and Dr. Wolfgang Renz were appointed directors of our company. Concurrently with Dr. Ahmad Doroudian’s resignation, we appointed Dr. Bormann as President of our company.

Dr. BJ Bormann

BJ Bormann is a professional with almost 30 years of experience in academic and pharmaceutical science and biotech and pharmaceutical business development. BJ also serves as the Interim CEO of Supportive Therapeutics, LLC, a company that is developing a drug for the treatment of oral mucositis, a severe side effect to radiation and chemotherapy treatment in oncology patients. BJ has previously been the CEO of Harbour Antibodies based in the Netherlands, licensing transgenic mice that make human antibodies, and the Chief Business Advisor for NanoMedical Systems, Inc. of Austin, Texas that licenses a unique implantable drug delivery device. Prior to these engagements, BJ was Senior Vice President responsible for world-wide alliances, licensing and business development at Boehringer Ingelheim Pharmaceuticals, Inc. from 2007 to 2013. From 1996 to 2007, she served in a number of positions at Pfizer, Inc., the last one being Vice President of Pfizer Global Research and Development and the world-wide Head of Strategic Alliances. BJ currently serves on the board of directors of various companies, including Supportive Therapeutics, LLC, the Institute for Pediatric Innovation and Bioline RX (BLRX:NASDAQ). Dr. Bormann received her Ph.D. in biomedical science from the University of Connecticut Health Center and her B.Sc. from Fairfield University in biology. Dr. Bormann completed postdoctoral training at Yale Medical School in the department of pathology.

Dr. Wolfgang Renz

Dr. Wolfgang Renz is President of International Business at Physicians Interactive. Formerly, he served as Corporate Vice President of Business Model & HealthCare Innovation at Boehringer Ingelheim, one of the world’s largest pharmaceutical companies. For over a decade, he has been involved in developing medicines and technology to help people lead healthier, more productive lives. At Boehringer Ingelheim, he led a team of specialists to find, test, and develop the disruptive technologies that will shape the way health care will be delivered in the future. In addition, he also serves as Adjunct Professor of Surgery at McGill University’s Faculty of Medicine in Montreal, Canada. Prof. Renz holds a medical degree and a PhD from Freiburg University and is board certified in Germany in emergency medicine.

There have been no transactions between our company and Dr. Bormann or Dr. Renz since our company’s last fiscal year which would be required to be reported herein.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROKINE PHARMACEUTICALS INC.

Date: February 10, 2015	By:	/s/ Ahmad Doroudian
Dr. Ahmad Doroudian
Chairman and Secretary